UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 2, 2009

BIO-PATH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-53404	87-0652870
(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 230, Ogden, UT	84403
(Address of Principal Executive Offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 2, 2009, Bio-Path Holdings, Inc. (the “Company”) issued a press release announcing that the suppliers for the Company’s lead drug candidate have successfully manufactured the clinical drug batch and all release testing required for this drug has been completed.  As a result, in October the Company submitted the necessary drug batch manufacturing and testing data to the FDA.  If FDA reviewers have no additional request for information, the Company anticipates that, within thirty (30) days after such determination, the Investigational New Drug (IND) application for the Company’s lead drug candidate will be released.  In such event, the Company would then be able to commence its Phase I clinical trial.

Item 9.01 Financial Statements and Exhibits.

B.	Exhibits	99.1 - Press Release (attached)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2009	BIO-PATH HOLDINGS, INC.

By: /s/ Peter Nielsen
Chief Executive Officer